Exhibit 10.14

                    Fourth Addendum to Lease Agreement

The Lease Agreement (the "Lease") dated May 31, 2001 by and between RMS Properties II, LLC, an Illinois Limited Liability Company and PET MED EXPRES, Inc., a Florida Corporation, ("Tenant") as the same was assigned to CASE HOLDING COMPANY, INC., a Florida Corporation ("Landlord") and as the same was amended by the certain Addendum to Lease Agreement dated June 1st, 2002 (the "first amendment"), and July 25, 2003 (the "second amendment") and May 11, 2005 (the "third amendment") is hereby further amended, effective November 28, 2005, as follows:

1.   Section 1.10 is added to the Lease and shall state as follows:

     1.10   Storage Area:
            ------------

        A. Effective January 1, 2006 tenant shall lease from Landlord an additional space comprising approximately 6839 square feet to be used for storage as same is located contiguous to the demised premises identified in the commercial lease (as amended) between the parties.

        B. The Tenant shall pay the initial rental rate of $4.00 per square foot resulting in an annual rent of $27,356.00 together with applicable sales tax. The initial monthly rent shall be $2279.67 together with sales of $136.78, the total monthly initial rent being $2416.45.

        C. The Tenant shall have the exclusive right to occupy the storage area for the term commencing January 1, 2006 and expiring on May 31, 2009, being the expiration date of the existing lease for the remainder of the demised property.

        D. The rental rate herein set forth shall be the base rent and shall be increased annually by four (4%) percent as of the first anniversary date, being January 1, 2007 and on the first of January for each year thereafter.

        E. Tenant shall be solely responsible for trash removal, janitorial service, all utility expenses and air-conditioning maintenance for the storage area as provided for in paragraph 5.5 of the Lease and Landlord shall be responsible for landscaping, real estate taxes, air-conditioning replacement, roof, parking area maintenance and exterior walls.

2.	The second sentence of Section 6.2 of the Lease is amended in its entirety to read as follows:

        Tenant shall pay Landlord 100% of the insurance premium paid by Landlord for the All Risk Coverage provided that Tenant shall not be responsible for any portion of such premium not applicable to the Tenant's term under this Lease and all such insurance premiums shall be reasonable and based upon customary insurance coverage for similar buildings in the area.

3.	As hereinabove amended, the Lease, as amended by the first,
second and third amendments, will remain in full force and effect, to the extent the same are not















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inconsistent with the terms set forth in this Fourth Amendment, all other terms and conditions of the Lease, as amended by the first, second and third amendments, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed, sealed, and delivered this Addendum to Lease on the date and on this 28 day of November, 2005.


WITNESSES:                              LANDLORD:

					CASE HOLDING COMPANY,
                                        INC., a Florida Corporation

                                        By: /s/ Cy Case
----------------------------               --------------------------
Printed Name:                              CY J. CASE, President
             ---------------               Dated: 11-29-05

----------------------------
Printed Name:
             ---------------


WITNESSES:                              TENANT:

					PETMED EXPRESS, INC. a
                                        Florida Corporation

 /s/ Alison Berges                      By:  /s/ Mendo Akdag
----------------------------               --------------------------
Printed Name: Alison Berges                Print: Mendo Akdag
                                           Title: President
                                           Dated:   11-28-05

/s/ Bruce S. Rosenbloom
--------------------------
Printed Name: Bruce S. Rosenbloom














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